UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

On September 26, 2013, Lear Corporation (the “Company”) elected Richard H. Bott to the Board of Directors of the Company (the “Board”), effective immediately, for a term ending at the 2014 annual meeting of stockholders of the Company. Mr. Bott’s election expands the size of the Board to nine directors. Mr. Bott’s appointment was made in satisfaction of the Company’s obligations under the Settlement Agreement (which agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013) dated as of April 1, 2013, by and among the Company, Marcato Capital Management LLC and Oskie Capital Management LLC and certain of their affiliates (the “Marcato-Oskie Group”), whereby the Company agreed to appoint a ninth director mutually acceptable to both the Company and the Marcato-Oskie Group.

In connection with his election, the Board approved the payment to Mr. Bott of the non-employee director cash retainer under the Company’s Outside Director Compensation Plan, commencing in September 2013. The Board also approved a pro-rata grant to Mr. Bott of shares of common stock of the Company having an aggregate grant date value of approximately $87,000, which equals two-thirds of the annual unrestricted stock retainer for non-employee directors under the Company’s Outside Director Compensation Plan.

A copy of the press release announcing Mr. Bott’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: September 26, 2013	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated September 26, 2013

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